SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 09/30/2004
FILE NUMBER 811-3826
SERIES NO.: 6

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    14,871
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                     4,452
              Class C Shares                     1,401
              Class K Shares                       637
              Investor Class                    47,005
              Institutional Class                    1

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 22.19
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 21.74
              Class C Shares                   $ 21.16
              Class K Shares                   $ 21.71
              Investor Class                   $ 21.97
              Institutional Class              $ 22.90